CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No.1 to the Registration Statement (Form N-14 No. 333-236206) of The Cushing MLP & Infrastructure Total Return Fund of our reports dated January 28, 2020 with respect to the financial statements and financial highlights of The Cushing Energy Income Fund and The Cushing MLP & Infrastructure Total Return Fund for the year ended November 30, 2019 included in the Annual Reports (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
June 2, 2020